Exhibit 99.1

For More Information:
Public Relations	Investor Relations
Pam Sullivan	Karen Vahouny
Phase Forward	Qorvis Communications
781-902-4502	703-744-7809
pam.sullivan@phaseforward.com	kvahouny@qorvis.com

PHASE FORWARD REPORTS THIRD QUARTER RESULTS

Achieves 17% Revenue Growth; EPS of $0.06 Versus a Loss in the Prior Year

Waltham, MA – November 1, 2005 – Phase Forward (NASDAQ: PFWD), a leading provider of data management solutions for clinical trials and drug safety, today announced its financial results for the third quarter ended September 30, 2005.

Revenues for the 2005 third quarter increased 17% to $22.2 million, from $19.0 million for the same quarter of 2004.  On a GAAP basis, income from operations was $2.2 million for the third quarter of 2005 versus $976,000 for the prior year’s comparable quarter.  On a non-GAAP basis, income from operations for the third quarter of 2005 grew 44% to $2.4 million versus $1.7 million for the third quarter of last year.  The attached table presents a reconciliation of GAAP to non-GAAP income from operations for the third quarter of both years.

The GAAP net income applicable to common stockholders for the third quarter of 2005 was $2.2 million, or $0.06 per diluted share, compared to a GAAP net loss applicable to common stockholders of $95,000, or $0.00 per share, for the third quarter of the previous year.  The net loss for the third quarter of 2004 included a charge of $417,000 associated with the accretion on preferred stock.  All preferred stock automatically converted into shares of common stock following the completion of the company’s initial public offering in July 2004.

Results for the third quarter of 2005 include the results of Lincoln Technologies from August 25, 2005, the date that it was acquired by Phase Forward.  For this period, Lincoln’s revenues and operating income were $444,000 and $30,000, respectively, which excludes the amortization of intangible assets.

Bob Weiler, chief executive officer and president, remarked, “In the third quarter, we showed momentum in all of our strategic growth areas.  We acquired Lincoln Technologies, a market-leading provider of products and services for strategic pharmacovigilance, clinical trial safety signal detection, and applied data standards – further strengthening our commitment to the critical area of drug safety.  Lincoln’s solutions complement and integrate well with our drug safety offering, Clintrace™, and InForm™, our EDC solution.  We believe that we have gained a significant competitive advantage with the implementation of Lincoln’s safety data mining solution, WebVDME, which was developed in collaboration with the FDA for use by its safety evaluators and epidemiologists.

“We also strengthened our management team when Pam Randhawa joined Phase Forward as the new vice president of marketing.  Pam is a 10-year veteran of the health care industry, and I look forward to working with her as we leverage and expand our leadership position and benefit from the growing demand for clinical trial automation and safety reporting solutions,” Weiler concluded.

For the nine months ended September 30, 2005, total revenues rose 18% to $63.5 million compared to $53.7 million for the same period last year.  On a GAAP basis, income from operations was $6.2 million for the nine months ended September 30, 2005, versus $2.8 million for the prior year’s comparable period.  On a non-GAAP basis, income from operations for the first nine months of 2005 grew 50% to $6.6 million, from $4.4 million for the same period of 2004.  The attached table presents a reconciliation of GAAP to non-GAAP income from operations for the first nine months of 2005 and 2004.

The GAAP net income applicable to common stockholders for the first nine months of 2005 was $5.5 million, or $0.16 per diluted share, compared to a GAAP net loss applicable to common stockholders of $7.8 million, or a loss of $0.70 per share, for the first nine months of the previous year.

2005 Third Quarter Highlights

Business Highlights

•                  In August 2005, Phase Forward acquired Lincoln Technologies, Inc., a market leading provider of products and services for strategic pharmacovigilance, clinical trial safety signal detection, and applied data standards.

•                  The FDA Center for Drug Evaluation and Research (CDER) and the Center for Biologics Evaluation and Research (CBER) began implementing Lincoln’s WebVDME system for production and use by safety evaluators and epidemiologists.

•                  Lincoln expanded its existing arrangements with several notable customers including Otsuka and Novartis.

•                  Millennium Pharmaceuticals, Inc., a leading biopharmaceutical company, signed a multi-year enterprise adoption agreement for the use of InForm, following the signing of application hosting agreements in the previous quarter.

•                  Drug Safety Alliance, a company that enables biopharma and medical device organizations to implement good pharmacovigilance practices for effective risk management, signed a multi-year term license for the company’s Clintrace product.

•                  Use of InForm exceeded 900 trials and over 80,000 users at 32,000 sites at the end of the third quarter.

Financial Highlights

•                  Quarterly revenues and operating income increased on both a sequential basis and year-over-year basis.

•                  Gross margin for the third quarter of 2005 increased to $13.7 million, or 62% of revenues, from $11.6 million, or 61% of revenues, for the corresponding period of 2004.

•                  The company reported diluted earnings per share for the 2005 third quarter of $0.06 compared to $0.00 per share for the third quarter of 2004.

•                  Cash, cash equivalents and short-term investment balances totaled $55.2 million on September 30, 2005, after the payment of $11.0 million for the acquisition of Lincoln Technologies.  This compared to $58.2 million on December 31, 2004 and $65.3 million on June 30, 2005.

Financial Outlook

The following statements are based on current expectations and the company does not undertake any duty to update them.  These statements are forward-looking and inherently uncertain.  Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors.

For the fourth quarter of 2005, the company expects revenues to be between $22.5 and $23.2 million, with approximately 90% anticipated to be recognized from backlog.  The company expects gross margin to be between 60% and 61% and operating expenses as a percent of revenues to be between 49% and 51%.  Non-GAAP operating income is expected to be between $2.2 million and $2.5 million, with diluted GAAP earnings per share expected to be between $0.05 and $0.06.

The company plans to host its investor conference call today at 5:00 pm ET to discuss its financial results for the third quarter ended September 30, 2005, and its outlook for the fourth quarter of 2005.  The investor conference call will be available via live web cast on Phase Forward’s web site at www.phasefoward.com under the tab “Investors.”  To participate by telephone, the domestic dial-in number is 866-314-4865 and the international dial-in is 617-213-8050.  The access code is 26407398.  Investors are advised to dial in at least five minutes prior to the call to register.  The web cast will be archived until Thursday, December 1, 2005.

About Phase Forward

Phase Forward is a leading provider of integrated data management solutions for clinical trials and drug safety. The company offers proven solutions in electronic data capture (EDC), clinical data management (CDM), and adverse event reporting (AER) to help pharmaceutical, biotechnology, and medical device companies bring needed drugs and therapies to market faster and more safely. Lincoln Technologies, acquired by Phase Forward in August of 2005, delivers solutions for pharmacovigilance, data standardization, and safety signal detection. The combined companies’ products and services have been utilized in over 10,000 clinical trials involving more than 1,000,000 clinical trial study participants at over 220 organizations and regulatory agencies worldwide including: AstraZeneca, Biogen Idec, Boston Scientific, Dana-Farber Cancer Institute, Eli Lilly, FDA, GlaxoSmithKline, Guidant, MHRA, NIH, Procter & Gamble, Quintiles, Sanofi-Aventis, Schering-Plough Research Institute, and Serono. Additional information about Phase Forward is available at www.phaseforward.com.

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Phase Forward’s expectations and assumptions concerning management’s forecast of financial performance, and management’s plans, objectives and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Phase Forward’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, changes in our customers’ industries; our ability to convince prospective customers to adopt our solutions; competition; changing customer requirements; governmental regulation; our ability to maintain profitability; fluctuations in our operating results; long sales and implementation cycles; our dependence on a limited number of customers or suppliers; product performance; third party service interruptions or delays; technology failures; our ability to maintain customer relationships and contracts; our ability to retain and hire skilled personnel; our ability to protect our intellectual property rights; product liability or intellectual property infringement claims brought against us; acquisitions; our ability to manage our rapid growth; our ability to obtain capital when desired on favorable terms; our ability to comply with operating and financial covenants in our loan agreement; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Phase Forward undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Phase Forward, see the disclosure contained in Phase Forward’s public filings with the Securities and Exchange Commission including, without limitation, its most recent Quarterly Report on Form 10-Q.

Non-GAAP Financial Information

Phase Forward provides non-GAAP income from operations data as additional information for its operating results.  These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies.  Phase Forward’s management believes these non-GAAP measures are useful to investors because this supplemental information facilitates comparisons to prior periods.  Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures.  Investors are encouraged to review the reconciliations of these non-GAAP financial measures to the comparable GAAP results, which are attached to this press release.

Phase Forward Incorporated and Subsidiaries

Table of Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005

GAAP income from operations	$976	$2,234	$2,797	$6,170

Stock based expenses	684	73	1,603	430
Restructuring	—	—	—	(92)
Amortization of intangible assets	—	89	—	89

Non-GAAP income from operations	$1,660	$2,396	$4,400	$6,597

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2005	2004	2005

Revenues:
License	$7,352	$8,637	$19,875	$26,088
Service	11,657	13,605	33,789	37,414

Total revenues	19,009	22,242	53,664	63,502
Costs of revenues:
License	501	722	1,371	1,759
Service(1)	6,890	7,799	20,513	22,475

Total cost of revenues	7,391	8,521	21,884	24,234
Gross margin:
License	6,851	7,915	18,504	24,329
Service	4,767	5,806	13,276	14,939

Total gross margin	11,618	13,721	31,780	39,268

Operating expenses:
Sales and marketing(1)	3,509	3,897	10,350	11,808
Research and development(1)	3,170	3,653	9,124	10,423
General and administrative(1)	3,963	3,937	9,509	10,959
Restructuring	—	—	—	(92)

Total operating expenses	10,642	11,487	28,983	33,098

Income from operations	976	2,234	2,797	6,170
Other income (expense):
Interest income	138	449	310	1,236
Interest expense	(45)	—	(255)	(144)
Other, net	(143)	(79)	(72)	(220)

Total other income (expense)	(50)	370	(17)	872

Income before provision for income taxes	926	2,604	2,780	7,042
Provision for income taxes	604	434	1,645	1,566

Net income	322	2,170	1,135	5,476
Accretion of preferred stock and dividend declared	417	—	8,953	—

Net income (loss) applicable to common stockholders	$(95)	$2,170	$(7,818)	$5,476

Net income (loss) per share applicable to common stockholders:
Basic	$—	$0.07	$(0.70)	$0.17

Diluted	$—	$0.06	$(0.70)	$0.16

Weighted average number of common shares used in net income (loss) per share calculations:
Basic	26,249	33,241	11,149	32,856

Diluted	26,249	35,307	11,149	34,827

(1) Amounts include stock-based expenses, as follows:
Costs of service revenues	$26	$11	$76	$48
Sales and marketing	31	28	111	24
Research and development	69	36	248	131
General and administrative	558	(2)	1,168	227

Total stock based expenses	$684	$73	$1,603	$430

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except per share amounts)

		December 31, 2004	September 30, 2005

Assets
Current assets:
Cash and cash equivalents		$53,485	$44,605
Short-term investments		4,735	10,592
Accounts receivable, net of allowance of $391 and $323 in 2004 and 2005, respectively		19,682	18,817
Deferred set up costs, current portion		783	1,076
Prepaid commissions and royalties, current portion		3,035	3,528
Prepaid expenses and other current assets		2,335	2,694

Total current assets		84,055	81,312

Property and equipment, net		5,717	6,234
Deferred set up costs, net of current portion		665	941
Prepaid commissions and royalties, net of current portion		2,756	2,614
Goodwill		21,817	27,177
Intangible assets, net		—	3,811
Other assets		240	182

Total assets		$115,250	$122,271

Liabilities and Stockholders’ Equity
Current Liabilities:
Current portion of notes payable		$2,558	$—
Accounts payable		1,619	1,322
Accrued expenses		11,658	12,983
Restructuring accrual		344	—
Deferred revenue, current portion		35,350	36,567
Deferred rent, current portion		142	363

Total current liabilities		51,671	51,235

Notes payable, net of current portion		1,849	—
Deferred revenue, net of current portion		1,002	2,252
Deferred rent, net of current portion		1,481	1,079

Total liabilities		56,003	54,566

Stockholders’ equity:
Preferred stock, $.01 par value:
Authorized	—5,000 shares
Issued	—0 shares	—	—
Common stock, $.01 par value:
Authorized	—100,000
Issued	—32,399 and 33,387 shares in 2004 and 2005, respectively	324	334
Additional paid-in capital		165,462	167,874
Subscription receivable		(127)	—
Deferred stock-based compensation		(1,755)	(802)
Treasury stock, 37 shares at cost		(111)	(111)
Accumulated other comprehensive loss		(160)	(680)
Accumulated deficit		(104,386)	(98,910)

Total stockholders’ equity		59,247	67,705

Total liabilities and stockholders’ equity		$115,250	$122,271

Phase Forward Incorporated and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Nine Months Ended September 30,
	2004	2005

Operating activities
Net income	$1,135	$5,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,270	2,510
Stock-based compensation	1,603	430
Loss on disposal of fixed assets	—	53
Foreign currency exchange loss	65	160
Provision for allowance for doubtful accounts	165	(1)
Non-cash income tax expense	1,652	1,040
Amortization of premiums or discounts on short-term investments	—	(48)
Changes in assets and liabilities:
Accounts receivable	8,394	1,312
Deferred costs	(1,502)	(1,025)
Prepaid expenses and other current assets	(902)	(350)
Accounts payable	667	(377)
Accrued expenses	(698)	621
Deferred revenue	(3,831)	2,585
Deferred rent	976	(179)

Net cash provided by operating activities	9,994	12,207

Investing activities
Proceeds from maturities of short-term investments	—	3,848
Purchase of short-term investments	(1,279)	(9,626)
Purchase of property and equipment	(2,385)	(2,805)
Decrease in restricted cash, net	1,611	—
(Increase) decrease in other assets	(10)	9
Acquisition of business, net of cash acquired	—	(10,598)

Net cash used in investing activities	(2,063)	(19,172)

Financing activities
Proceeds from issuance of notes payable and borrowings under lines of credit	2,928	—
Payments on lines of credit and notes payable	(4,428)	(4,407)
Payment of dividend payable	(4,700)	—
Stock issuance costs	(5,215)	—
Proceeds from issuance of common stock	42,815	2,899
Proceeds from repayment of subscriptions receivable	514	127

Net cash provided by (used in) financing activities	31,914	(1,381)

Effect of exchange rate changes on cash and cash equivalents	(30)	(534)

Net change in cash and cash equivalents	39,815	(8,880)
Cash and cash equivalents at beginning of period	19,046	53,485

Cash and cash equivalents at end of period	$58,861	$44,605

Non-cash financing activities
Accretion of Series B, C, and D redeemable convertible preferred stock to redemption value	$4,253	$—